Exhibit 99.1

Coherus Completes Divestiture of Ophthalmology Franchise

– Upfront cash payment of $170 million strengthens capital structure –

– Transaction solidifies Coherus’ strategic focus in oncology –

REDWOOD CITY, Calif., March 4, 2024 -- Coherus BioSciences, Inc. (NASDAQ: CHRS) today announced the completion of the previously announced divestiture of its CIMERLI® (ranibizumab-eqrn) ophthalmology franchise through the sale of its subsidiary, Coherus Ophthalmology LLC, to Sandoz, Inc. for upfront all-cash consideration of $170 million. This divestiture included Coherus’ CIMERLI biologics license application, ophthalmology sales and select field reimbursement teams, and access to proprietary commercial software.

“This transaction sharpens the focus of our business as we advance our novel immuno-oncology pipeline and continue the launch of LOQTORZI™ in nasopharyngeal carcinoma and UDENYCA® ONBODY™,” said Denny Lanfear, Chairman and Chief Executive Officer of Coherus. “Completion of this transaction allows us to pay down debt, reduce interest costs, reduce headcount and overhead costs, thereby significantly advancing our efforts to become a sustainable and growing oncology business.”

Coherus’ oncology assets include the UDENYCA® (pegfilgrastim-cbqv) franchise, with three FDA-approved presentations; LOQTORZI™ (toripalimab-tpzi), an FDA-approved, next-generation PD-1 inhibitor; and a diversified immuno-oncology pipeline with drug candidates with distinctive targets designed to inhibit immune suppressive mechanisms in the tumor microenvironment.

Coherus received upfront, all-cash consideration of $170 million plus certain purchase price adjustments, which will be finalized following the closing pursuant to the agreement between Coherus and Sandoz.

Advisors

J.P. Morgan Securities LLC acted as the Company’s financial advisor, and Latham & Watkins LLP acted as legal counsel to Coherus in connection with the transaction.

About Coherus BioSciences
Coherus is a commercial-stage biopharmaceutical company focused on the research, development and commercialization of innovative immunotherapies to treat cancer. Coherus is developing an innovative immuno-oncology pipeline of tumor microenvironment agents with the potential to achieve a step change in patient survival and benefit.

Coherus’ immuno-oncology pipeline includes multiple antibody immunotherapy candidates focused on enhancing the innate and adaptive immune responses to enable a robust immunologic response and enhance outcomes for patients with cancer. Casdozokitug is a novel anti-IL-27 antibody currently being evaluated in two ongoing clinical studies: a Phase 1/2 study in advanced solid tumors and a Phase 2 study in hepatocellular carcinoma. CHS-114 is a highly selective, competitively positioned, ADCC-enhanced anti-CCR8 antibody currently in a Phase 1/2 study as a monotherapy in patients with advanced solid tumors. CHS-1000 is a preclinical candidate targeting immune-suppressive mechanisms via the novel pathway ILT4 with an IND filing planned in the first half of 2024.

Coherus markets LOQTORZI™ (toripalimab-tpzi), a novel next generation PD-1 inhibitor, UDENYCA® (pegfilgrastim-cbqv), a biosimilar of Neulasta®, and YUSIMRY™ (adalimumab-aqvh), a biosimilar of Humira®.

Forward-Looking Statements
Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 including, but not limited to, statements regarding how Coherus will use the proceeds from the divestiture; whether this divestiture will allow Coherus to reduce headcount and overhead costs; whether Coherus’ oncology business will continue to grow; impact of the I-O pipeline on patient survival and the timing for the IND filing for CHS-1000. Such forward-looking statements involve substantial risks and uncertainties that could cause Coherus’ actual results, performance or achievements to differ significantly from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, risks and uncertainties inherent in the clinical drug development process; risks related to our existing and potential collaboration partners; risks of the drug development position of Coherus’ competitors; the risks and uncertainties of the regulatory approval process, including the speed of regulatory review and the timing of Coherus’ regulatory filings; the risk of FDA review issues; the risk that Coherus is unable to complete commercial transactions and other matters that could affect the availability or commercial potential of Coherus’ drug candidates; the risk that Coherus is unable to close the divestiture at all or without incurring substantial costs and other resources; and the risks and uncertainties of possible litigation. All forward-looking statements contained in this press release speak only as of the date of this press release. Coherus undertakes no obligation to update or revise any forward-looking statements. For a further description of the significant risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Coherus’ business in general, see Coherus’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the Securities and Exchange Commission on November 6, 2023, including the section therein captioned “Risk Factors” and in other documents that Coherus files with the Securities and Exchange Commission.

Coherus Contact Information
Investors:

Jami Taylor, Head of Investor Relations for Coherus
IR@coherus.com

Media:

Jodi Sievers, VP Corporate Communications
media@coherus.com